UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 26, 2013

TRANSAKT LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-50392	N/A
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

3F No. 19-2, Lane 231, Fu-Hsin North Rd, Taipei, Taiwan (R.O.C.)	_________
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 886-2-26624343

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01   Entry into Material Definitive Agreement

Item 3.02   Unregistered Sales of Equity Securities

Effective November 26, 2013, the directors of our company approved the entering into of private placement subscription agreements to raise an aggregate of $5,500,000 to be used as additional capital for our business operations. Our company has entered into private placement subscription agreements for the following investments, in the amounts indicated below, which had been funded by the investors on the effective dates indicated.

1.	15,000,000 shares at US$0.08 per share with an effective date of June 1, 2013;

2.	4,200,000 shares at US$0.08 per share with an effective date of July 1, 2013;

3.	16,250,000 shares at US $0.08 per share with an effective date of August 7, 2013;

4.	6,250,000 shares at US $0.08 per share with an effective date of August 16, 2013;

5.	12,500,000 shares at US $0.08 per share with an effective date of August 22, 2013;

6.	667,000 share at US $0.08 per share with an effective date of September 30, 2013;

7.	5,000,000 shares at US$0.05 per share with an effective date of October 30, 2013;

8.	9,375,000 shares at US$0.08 per share with an effective date of October 31, 2013;

The securities referred to herein were issued to nine non-U.S persons (residents of the British Virgin Islands, and Taiwan) in offshore transactions relying on Regulation S of the Securities Act of 1933, pursuant to the closing of a private placement, for aggregate gross proceeds of US$5,389,360.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSAKT LTD.

/s/ James Wu
James Wu
President and Director
Date:       November 26, 2013